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DELAWARE NO-LOAD                             ALLMERICA FINANCIAL LIFE INSURANCE
VARIABLE ANNUITY APPLICATION                                AND ANNUITY COMPANY
                                        440 Lincoln Street, Worcester, MA 01653
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1.  OWNER(S)              Please Print Clearly
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First                              MI                         Last

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Street Address

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City                               State                      Zip

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Social Security/Tax I.D.            Date of Birth/Trust           / / Male
      --     --                          /     /                  / / Female
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Daytime Telephone
(     )
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JOINT OWNER      First             MI                         Last

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Social Security/Tax I.D.            Date of Birth                 / / Male
      --     --                          /     /                  / / Female
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2.  ANNUITANT(S)         Please Print Clearly
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First                              MI                         Last

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Social Security/Tax I.D.            Date of Birth                 / / Male
      --     --                          /     /                  / / Female
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JOINT ANNUITANT  First             MI                         Last

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Social Security/Tax I.D.            Date of Birth                 / / Male
      --     --                          /     /                  / / Female
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3. BENEFICIARY   (If beneficiary is a trust, provide date of trust)
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If there are Joint Owners, the survivor is always Primary Beneficiary.

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Primary Beneficiary                       Relationship to Owner

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Contingent Beneficiary                    Relationship to Owner


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4.  OPTIONAL RIDERS (May not be available in all states)
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I/We elect: / / Enhanced Death Benefit Option:
                / / Annual Step-up   / / 5% yield   / / 7% yield
            / / Minimum Guaranteed Annuity Payout:  / / 10 yr.  / / 15 yr.

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5.  TYPE OF PLAN TO BE ISSUED
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   / / Nonqualified                       / / Roth IRA
   / / Nonqualified Def. Comp.            / / SEP-IRA*
   / / IRA                                / / 457 Def. Comp.*

*Attach required additional forms.        Existing Case#____________

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6.  INITIAL PAYMENT
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  Initial Payment $___________________________________________
                    Make check payable to Allmerica Financial

If IRA, Roth IRA or SEP-IRA application, this payment is a:
  / / Rollover/Conversion                / / Trustee to Trustee Transfer
  / / Payment for Tax Year ________

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7.  ALLOCATION OF PAYMENTS
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 _____% Growth and Income           _____% Emerging Markets Series
        Series                      _____% Delaware Balanced Series
 _____% Devon Series                _____% Convertible Securities Series
 _____% DelCap Series               _____% Delchester Series
 _____% Aggressive Growth Series    _____% Capital Reserves Series
 _____% Social Awareness Series     _____% Strategic Income Series
 _____% REIT Series                 _____% Cash Reserve Series
 _____% Small Cap Value Series      _____% Global Bond Series
 _____% Trend Series                _____% Fixed Account
 _____% International Equity Series _____% _____________________

Guarantee Period Accounts (GPA) ($1,000 minimum per Account)

GPAS ARE NOT AVAILABLE IN MARYLAND, OREGON AND PENNSYLVANIA.
 _____ % 2 Year    _____ % 5 Year    _____ % 8 Year
 _____ % 3 Year    _____ % 6 Year    _____ % 9 Year
 _____ % 4 Year    _____ % 7 Year    _____ % 10 Year
          ALL ALLOCATIONS ABOVE MUST TOTAL 100%.

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8.  SECURED PRINCIPAL PROGRAM
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 / / Allocate part of my/our payment to the ________ year GPA such that, at the end of the Guarantee Period, the GPA value is equal to my/our payment. The remaining balance will be applied as indicated above.

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9.  AUTOMATIC ACCOUNT REBALANCING (AAR)
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 / / I/We elect AUTOMATIC ACCOUNT REBALANCING (AAR) among the above variable accounts:

     / / Monthly    / / Quarterly    / / Semi-annually    / / Annually

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10. DOLLAR COST AVERAGING
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 (NOT AVAILABLE WITH AUTOMATIC ACCOUNT REBALANCING.)
 Please transfer $____________ (check ONE source account):
                 ($100 minimum)       ---

 (Be sure to allocate money to this source account in Section 7.)

 FROM:  / / Fixed Account     / / Capital Reserves
        / / Cash Reserve      / / Strategic Income

        / / Monthly    / / Quarterly    / / Semi-annually    / / Annually

 TO: (Check one) / / $ or / / %
 _____Growth and Income Series      _____Emerging Markets Series
 _____Devon Series                  _____Delaware Balanced Series
 _____DelCap Series                 _____Convertible Securities Series
 _____Aggressive Growth Series      _____Delchester Series
 _____Social Awareness Series       _____Capital Reserves Series
 _____REIT Series                   _____Strategic Income Series
 _____Small Cap Value Series        _____Cash Reserve Series
 _____Trend Series                  _____Global Bond Series
 _____International Equity Series

 DCA INTO THE FIXED OR GUARANTEE PERIOD ACCOUNTS IS NOT AVAILABLE.

11255DG                                                                GDM-APPG
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11. TELEPHONE AUTHORIZATION
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I/We authorize and direct Allmerica Financial to accept telephone instructions from any person who can furnish proper identification to effect transfers, future payment allocation changes and obtain values. Neither Allmerica Financial nor its affiliates and their collective directors, officers, employees and agents will be responsible for any claim arising from such action if Allmerica Financial acted on instructions in good faith in reliance on this authorization.

/ / I/We DO NOT accept this telephone authorization.

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12. REPLACEMENT
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Will the proposed contract replace or change any existing annuity or
insurance policy?   / / Yes   / / No

(If yes, list company name and policy number.) __________________________
_________________________________________________________________________
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13. REMARKS
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14. SYSTEMATIC WITHDRAWALS ($100 minimum)
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A.  Frequency (Please choose one):
    / / Monthly   / / Quarterly   / / Semi-annually   / / Annually
    Withdrawals begin later of 15 days after issue or ____/____/____.
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B. Amount:
1. / / ________% of purchase payment
   / / $________ per frequency
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C. Withdraw from:
Systematic withdrawals are not available from the Guarantee Period Accounts.
   / / Pro-rata from all accounts,
   OR: _________ % From ______________________________________
       _________ % From ______________________________________
       _________ % From ______________________________________
       _________ % From ______________________________________
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D. PLEASE  / / Do Not Withhold Federal Income Taxes
           / / Do Withhold at 10% or _________ (% or $)
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E. / / I/We wish to use Electronic Funds Transfer (Direct Deposit).
       I/We authorize Allmerica Financial to correct electronically any overpayments or erroneous credits made to my contract.

                              ATTACH VOIDED CHECK
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NOTICE TO ARKANSAS/NEW JERSEY/OHIO RESIDENTS ONLY: "Any person who includes any false or misleading information on an application for an insurance policy/certificate is subject to criminal and civil penalties."
NOTICE TO COLORADO/KENTUCKY/MAINE/NEW MEXICO/PENNSYLVANIA RESIDENTS ONLY: "Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties." NOTICE TO FLORIDA RESIDENTS ONLY: "Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing false, incomplete, or misleading information is guilty of a felony of the third degree."
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15. SIGNATURES
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I/We represent to the best of my/our knowledge and belief that the statements made in this application are true and complete. I/We agree to all terms and conditions as shown on the front and back. It is indicated and agreed that the only statements which are to be construed as the basis of the contract are those contained in this application. I/We acknowledge receipt of a current prospectus describing the contract applied for. If IRA, Roth, or Sep IRA application, I/we received a Disclosure Buyer's Guide. I/WE UNDERSTAND THAT ALL PAYMENTS AND VALUES BASED ON THE VARIABLE ACCOUNTS MAY FLUCTUATE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNTS AND ALL PAYMENTS AND VALUES BASED ON THE GUARANTEE PERIOD ACCOUNTS (WHERE GPAS ARE AVAILABLE) ARE SUBJECT TO A MARKET VALUE ADJUSTMENT FORMULA (IF APPLICABLE), THE OPERATION OF WHICH MAY RESULT IN EITHER AN UPWARD OR DOWNWARD ADJUSTMENT.

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Signature of Owner         Date         Signature of Joint Owner        Date

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Signed at (City and State)
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16. REGISTERED REPRESENTATIVE / DEALER INFORMATION
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DOES THE CONTRACT APPLIED FOR REPLACE AN EXISTING ANNUITY OR LIFE INSURANCE
POLICY? / / YES (ATTACH REPLACEMENT FORMS AS REQUIRED) / / NO
I certify that the information provided by the owner has been accurately recorded; a current prospectus was delivered; no written sales materials other than those approved by the Principal Office were used; and I have reasonable grounds to believe the purchase of the contract applied for is suitable for the
owner.                                                    _____
                                        -  -             |     | (   )
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Signature of Registered Representative  SSN#  FL LIC #  TR Code   Telephone

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Printed Name of Registered Representative

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Printed Name of Broker/Dealer            B/D Client Acct. #
                                                                 (   )
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Branch Office Street Address for Contract Delivery                Telephone

11255DG                                                                GDM-APPG